UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 10, 2015
______________

InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, Delaware	19809-3727
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 10, 2015, InterDigital, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”). The matters voted on at the 2015 Annual Meeting and the voting results for each matter are set forth below.

(i)
The following individuals were elected as directors of the Company to serve a one-year term until the Company’s Annual Meeting of Shareholders in 2016 and until his or her successor is elected and qualified as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jeffrey K. Belk	19,816,611	210,601	428,296	11,214,320
S. Douglas Hutcheson	19,810,382	216,514	428,612	11,214,320
John A. Kritzmacher	19,692,211	335,110	428,187	11,214,320
William J. Merritt	19,578,811	470,713	405,984	11,214,320
Kai O. Öistämö	19,787,023	228,912	439,573	11,214,320
Jean F. Rankin	19,691,111	336,555	427,842	11,214,320
Robert S. Roath	19,512,328	864,788	78,392	11,214,320

(ii)	Shareholders passed an advisory resolution to approve the Company’s executive compensation as reported in the Company's 2015 proxy statement as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,586,170	1,752,696	116,642	11,214,320

(iii)	Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 as follows:

Votes For	Votes Against	Abstentions
31,045,785	272,655	351,388

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Executive Vice President,
General Counsel and Secretary

Dated: June 12, 2015